UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  14 March 2005

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309) 765-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

Deere & Company
One John Deere Place
Moline, IL 61265 USA
Phone: 309-765-8000
www.deere.com

DEERE REVISES STATEMENT OF CASH FLOWS

MOLINE, IL (March 14, 2005) — Deere & Company (the “Company”) today said it has changed the classification of certain information in its Statement of Consolidated Cash Flows for the years ended 2004, 2003 and 2002.  This change of classification appears in the Form 10-Q the Company filed today for its first fiscal quarter ended January 31, 2005.  The change is related to comments from the United States Securities and Exchange Commission (“Commission”) and is consistent with the Commission staff’s position articulated in a February 14, 2005 posting on the Commission’s website.  Further, the change had no impact on the Company’s net income, total cash flows or cash and liquidity position.

The Company’s annual report on Form 10-K for its 2004 fiscal year should be read in conjunction with the audited Statement of Consolidated Cash Flows and related disclosures contained in the first quarter 10-Q.

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About John Deere: John Deere (Deere & Company-NYSE:DE) is the world’s leading manufacturer of agricultural and forestry equipment; a major manufacturer of construction equipment; and a leading supplier of equipment used in lawn, grounds and turf care. Additionally, John Deere manufactures engines used in heavy equipment and provides financial services and other related activities that support the core businesses. Since its founding in 1837, the company has established a heritage of quality products and services providing performance that endures to customers worldwide.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT
James H. Becht
Secretary

Dated: March 14, 2005